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                                    [LETTERHEAD]

                                  December 17, 1997


(213) 229-7000                                                     C 70231-00001

PAULA Financial
300 North Lake Avenue, Suite 300
Pasadena, CA 91101

    Re:  PAULA FINANCIAL - FORM S-8 REGISTRATION STATEMENT

Gentlemen:

    We have acted as counsel for PAULA Financial, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933 of 1,046,200 shares of Common Stock, $.01 par value (the "Shares"), of the Company which have been reserved for issuance from time-to-time pursuant to awards granted and to be granted pursuant to the Company's 1997 Stock Incentive Plan (the "1997 Plan"), the Company's 1994 Stock Incentive Plan (the "1994 Plan" and together with the 1997 Plan, the "Plans") and certain stock option agreements not covered by the Plans (the "Agreements").

    We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

    We have examined, among other things, the Company's Amended and Restated Certificate of Incorporation and Bylaws, the Plans and related agreements, the Agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards granted under the Plans and under the Agreements. Based on the foregoing and in reliance thereon, it is our opinion that the

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PAULA Financial
December 17, 1997
Page 2


Shares, when issued pursuant to awards granted and exercised in accordance with the provisions of the Plans, related agreements and the Agreements, will be legally issued, fully paid and non-assessable.

    The Company is incorporated under the laws of the State of Delaware. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                       Very truly yours,

                                       /s/ GIBSON, DUNN & CRUTCHER LLP

                                       GIBSON, DUNN & CRUTCHER LLP

RAS/RAN